                                                                    Exhibit 8(a)

                                CUSTODY AGREEMENT


                  This Custody Agreement is dated April 4, 1997 between
MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and SCHWAB CAPITAL TRUST, a Massachusetts business trust on behalf of its investment portfolios (the "Client").

                  1. Appointment and Acceptance; Accounts. (a) The Client hereby appoints the Custodian as a custodian of Property (as defined below) owned or under the control of the Client that are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Client. The Custodian agrees to act as such custodian upon the terms and conditions hereinafter provided. The Custodian also undertakes to comply with the requirements of Section 17(f) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations promulgated in connection with Section 17(f) of the 1940 Act with respect to all duties to be performed by the Custodian pursuant to this Agreement, which requirements the Custodian represents and warrants are the only provisions of the 1940 Act applicable to it as a custodian of the Property.

                  (b) Prior to the delivery of any Property by the Client to the Custodian, the Client shall deliver to the Custodian each document and other item listed in Appendix 1. In addition, the Client shall deliver to the Custodian any additional documents or items as the Custodian may deem necessary for the performance of its duties under this Agreement.

                  (c) The Client instructs the Custodian to establish on the books and records of the Custodian the accounts listed in Appendix 2 (the "Accounts") in the name of the Client. Upon receipt of Authorized Instructions (as defined below) and appropriate documentation, the Custodian shall open additional Accounts for the Client, including any Accounts requested by the Client to facilitate its compliance with laws, regulations or agreements applicable to the Client. Upon the Custodian's confirmation to the Client of the opening of such additional Accounts, or of the closing of Accounts, Appendix 2 shall be deemed automatically amended or supplemented accordingly. The Custodian shall record in the Accounts and shall have general responsibility for the safekeeping of all securities ("Securities"), cash, cash equivalents and other property (all such Securities, cash, cash equivalents and other property being collectively the "Property") of the Client that are delivered to the Custodian for custody.

                  (d) The procedures the Custodian and the Client will use in performing activities in connection with this Agreement are set forth in a client services guide provided to the Client by the Custodian, as such guide may be amended from time to time by the Custodian (the "Client Services Guide") with 10 days' prior written notice and the consent of the Client; provided, however, that any customer enhancement or amendments deemed necessary by the Custodian in order to comply with existing or new rules, regulations or market practices, in any jurisdiction, may be made by Custodian without the consent of the Client; and provided, further, that the

Custodian will use its reasonable efforts to promptly notify the Client in advance of any such enhancement or amendment. The Client Services Guide is incorporated herein by reference, and to the extent that the terms and conditions of this Agreement conflict with those of the Client Service Guide, the terms and conditions of this Agreement shall govern.

                  2. Subcustodians. The Property may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic or foreign banks or other institutions as listed on Exhibit A (the "Subcustodians"), as such Exhibit may be amended from time to time by the Custodian by 90 days' prior written notice to the Client, or through the facilities of one or more securities depositories or clearing agencies as listed on Exhibit B, as may be changed from time to time by the Custodian by 90 days' prior written notice, if possible, or by notice given to the Client as soon as the Custodian is reasonably able, upon the Custodian's receipt of notice of the change of any securities depository or clearing agency. Each of the entities listed on Schedule A are "eligible foreign custodians" (as such term is defined in Rule 17f-5(c)(2) of the 1940 Act) or is a domestic bank or trust company qualified to act as a custodian under the 1940 Act. The Custodian shall continuously monitor the eligibility of the Subcustodians, and if, at any time, the Custodian determines that a Subcustodian no longer satisfies the requirements of an "eligible foreign custodian" or of a domestic bank or trust company qualified to act as a custodian under the 1940 Act, it shall promptly give written notice to the Client of such information. The Custodian shall hold Property through a Subcustodian, securities depository or clearing agency only if (a) such Subcustodian and any securities depository or clearing agency in which such Subcustodian or the Custodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to the Property except a claim of payment for its safe custody or administration and (b) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency.

                  3. Records. The books and records of the Client shall be prepared and maintained as provided in this Section 3 and consistent with Rule 17f-5(a)(1)(iii)(D) of the 1940 Act. With respect to Property held by a
Subcustodian:

                  (a) The Custodian may hold Property for all of its customers with a Subcustodian in a single account identified as belonging to the Custodian for the benefit of its customers;

                  (b) The Custodian shall identify on its books as belonging to the Client any Property held by a Subcustodian for the Custodian's account;

                  (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any other property held by the Subcustodian other than property of the Custodian's customers held solely for the benefit of customers of the Custodian; and

                  (d) In the event the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian shall be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as custodian for its customers or in such other manner as is required by local law or market practice.

                  4. Access to Records. The Custodian shall allow the Client and its designees access to the Custodian's records relating to the Property held by the Custodian. The Custodian shall also obtain from any Subcustodian (and shall require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency listed on Exhibit B) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit the Client and its independent public accountants and their designated representatives such access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Client's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such access.

                  5. Reports. The Custodian shall provide such reports and other information to the Client and to such persons as the Client directs, including reports (or portions thereof) of the Custodian's system of internal accounting controls applicable to the Custodian's duties under this Agreement and such other reports as the Custodian and the Client may agree upon from time to time.

                  6. Payment of Monies. The Custodian shall make, or cause any Subcustodian to make, payments from monies being held in the Accounts only in accordance with Authorized Instructions or as provided in Sections 9, 13 and 17.

                  The Custodian may act as the Client's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Client and the Custodian.

                  7. Transfer of Securities. The Custodian shall make, or cause any Subcustodian to make, transfers, exchanges or deliveries of the Property only in accordance with Authorized Instructions or as provided in Sections 9, 13 and 17.

                  8. Corporate Action. (a) The Custodian shall notify the Client of details of all corporate actions affecting the Client's Property promptly upon its receipt of such information.

                  (b) The Custodian shall take, or cause any Subcustodian to take, such corporate action only in accordance with Authorized Instructions or as provided in this Section 8 or Section 9.

                  (c) In the event the Client does not provide timely Authorized Instructions to the Custodian in connection with any corporate action the Custodian shall act in accordance with the default option provided in the Client Service Guide and/or the issuer of the Securities and the Custodian shall give the Client written notice of any such action.

                  (d) Fractional shares resulting from corporate action activity shall be treated in accordance with local market practices.

                  9. General Authority. In the absence of Authorized Instructions to the contrary, the Custodian may, and may authorize any Subcustodian to:

                  (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Client;

                  (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts;

                  (c) exchange Securities when the exchange is purely ministerial (which ministerial activities shall include without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

                  (d) surrender Securities at maturity or when called for mandatory redemption upon receiving payment therefor;

                  (e) execute in the Client's name such ownership and other certificates as may be required to obtain the payment of income from Securities;

                  (f) pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

                  (g) endorse for collection, in the name of the Client, checks, drafts and other negotiable instruments;

                  (h) take non-discretionary action on mandatory corporate actions; and

                  (i) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

                  10. Authorized Instructions; Authorized Persons. (a) Except as otherwise provided in Sections 6 through 9, 13 and 17, all payments of monies, all transfers, exchanges or deliveries of Property and all responses to corporate actions shall be made or taken only upon receipt by the Custodian of Authorized Instructions; provided that such Authorized Instructions are timely received by the Custodian. "Authorized Instructions" of the Client means instructions from an Authorized Person received either directly or through the Client's fund accountant by telecopy, tested telex, electronic link, mainframe-to-mainframe computer link ("mainframe link") or other electronic means or by such other means as may be agreed in writing between the Client and the Custodian.

                  (b) "Authorized Person" means each of the persons or entities identified on Appendix 3 as amended from time to time by written notice from the Client to the Custodian. The Client represents and warrants to the Custodian that each Authorized Person listed in Appendix 3, as amended from time to time, is authorized to issue Authorized Instructions on behalf of the Client. Prior to the delivery of the Property to the Custodian, the Custodian shall provide (i) a list of designated system user ID numbers and passwords that the Client shall be responsible for assigning to Authorized Persons or (ii) a mainframe link to be used by Authorized Persons. The Custodian shall assume that an electronic transmission received and identified by a system user ID number and password or mainframe link was sent by an Authorized Person. The Custodian agrees to provide additional designated system user ID numbers and passwords or mainframe links as needed by the Client. The Client authorizes the Custodian to issue new system user ID numbers or mainframe links upon the request of a then currently existing Authorized Person. Upon the issuance of additional system user ID numbers or mainframe links by the Custodian to the Client, Appendix 3 shall be deemed automatically amended accordingly. The Client authorizes the Custodian to receive, act and rely upon any Authorized Instructions received by the Custodian which have been issued, or which the Custodian reasonably believes have been issued by an Authorized Person.

                  (c) Any Authorized Person may cancel/correct or otherwise amend any Authorized Instruction received by the Custodian, but the Client agrees to indemnify the Custodian for any liability, loss or expense incurred by the Custodian and its Subcustodians as a result of their having relied upon or acted on any prior Authorized Instruction. An amendment or cancellation of an Authorized Instruction to deliver or receive any security or funds in connection with a trade will not be processed once the trade has settled.

                  11. Registration of Securities. (a) In the absence of Authorized Instructions to the contrary, Securities which must be held in registered form shall be registered in the name of the Custodian or the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of the Custodian, its Subcustodian or any such entity's nominee. The Custodian may, without notice to the Client, cause any Securities to be registered or re-registered in the name of the Client.

                  (b) Where the Custodian has been instructed by the Client to hold any Securities in the name of any person or entity other than the Custodian, its Subcustodian or any such entity's nominee, the Custodian shall not be responsible for any failure to collect such dividends or other income or participate in any such corporate action with respect to such Securities.

                  12. Deposit Accounts. All cash received by the Custodian for the Accounts shall be held by the Custodian as a short-term credit balance in favor of the Client and, if the Custodian and the Client have agreed in writing in advance that such credit balances shall bear interest, the Client shall earn interest at the rates and times as agreed between the Custodian, and the Client and the Custodian shall notify the Client of the applicable interest rate and times. The Client acknowledges that any such credit balances shall not be accompanied by the benefit of any governmental insurance.

                  13. Short-term Credit Extensions. (a) From time to time, the Custodian may extend or arrange short-term credit for the Client which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Client Services Guide, of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Client on demand.

                  (b) The Custodian shall be entitled to charge the Client interest for any such credit extension at rates to be agreed upon from time to time or, if such credit is arranged by the Custodian with a third party on behalf of the Client, the Client shall reimburse the Custodian for any interest charge, and in each case the Custodian shall notify the Client of the applicable interest rates. In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of, or reimbursement for, accrued interest thereon.

                  14. Representations and Warranties. (a) The Client represents and warrants that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 13) are within the Client's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Client and of the beneficial owner of the Property, if other than the Client, and (ii) this Agreement and each extension of short-term credit extended to or arranged for the benefit of the Client in accordance with Section 13, shall at all times constitute a legal, valid and binding obligation of the Client enforceable against the Client in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (b) The Custodian represents and warrants that (i) the execution, delivery and performance of this Agreement are within the Custodian's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Custodian and (ii) this Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  15. Standard of Care; Indemnification. (a) The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall be liable to the Client for any loss, liability or expense incurred by the Client in connection with the performance of the Custodian's



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


responsibilities under this Agreement to the extent that any such loss, liability or expense results from the negligence or willful misconduct of the Custodian or any Subcustodian; provided, however that neither the Custodian nor any Subcustodian shall be liable to the Client for any indirect, special or consequential damages. The Custodian shall not be liable for any loss, liability or expense resulting from events beyond the control of the Custodian or any Subcustodian, including, but not limited to, force majeure.

                  (b) The Client acknowledges that the Property may be physically held outside the United States.

                  (c) In addition, the Client shall indemnify the Custodian and Subcustodians and any nominee for, and hold each of them harmless from, any liability, loss or expense (including attorneys' fees and disbursements) incurred in connection with the Client's obligations under this Agreement, including without limitation, (i) as a result of the Custodian having acted or relied upon any Authorized Instructions or (ii) arising out of any such person acting as a nominee or holder of record of Securities; provided, however, that the Client shall not indemnify or hold harmless any of such entities where any such liability, loss or expense is as a result of or has arisen from the negligence or willful misconduct of the Custodian, any Subcustodian, any of their nominees or any agent appointed by the Custodian or any Subcustodian to perform their obligations under this Agreement.

                  16. Fees; Liens. The Client shall pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon as well as the Custodian's out-of-pocket and incidental expenses. The Client shall hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Accounts or any Property held therein. The Custodian is, and any Subcustodians are, authorized to charge the Accounts for such items. The Client shall grant the Custodian a lien on the Property to the extent necessary: (1) to cover any temporary short-term credit extensions under Section 13 of this Agreement, and (2) to cover any temporary borrowing in connection with fees payable hereunder for safe custody or administration. The Custodian shall give reasonable notice to the Client prior to taking any action to enforce the lien granted to the Custodian in this Section 16.

                  17. Termination. This Agreement may be terminated by the Client or the Custodian by 60 days written notice to the other, sent by registered mail. If notice of termination is given, the Client shall, within 30 days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. In either event, the Custodian, subject to the satisfaction of any lien it may have, shall transfer the Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof, if such bank or trust company is qualified to be a Custodian pursuant to the 1940 Act, to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any


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

Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall have no obligation to settle any transactions in Securities for the Accounts. The provisions of Sections 15 and 16 shall survive termination of this Agreement.


                  18. Investment Advice. The Custodian shall not supervise, recommend or advise the Client relative to the investment, purchase, sale, retention or other disposition of any Property held under this Agreement.

                  19. Confidentiality. (a) The Custodian, its agents and employees shall maintain the confidentiality of information concerning the Property held in the Client's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property by any court or regulatory authority, the Custodian shall, to the extent practicable and legally permissible, promptly notify the Client in writing of such request or requirement so that the Client may seek a protective order or waive any objection to the Custodian's or such Subcustodian's compliance with this Section
19. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

                  (b) The Client shall maintain the confidentiality of, and not provide to any third parties absent the written permission of the Custodian, any computer software, hardware or communications facilities made available to the Client or its agents by the Custodian.

                  20. Notices. Any notice or other communication from the Client to the Custodian, unless otherwise provided by this Agreement or the Client Services Guide, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention:
President, and any notice from the Custodian to the Client is to be mailed postage prepaid, addressed to the Client at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with written notice from the Client.

                  21. Assignment. This contract may not be assigned by either party without the prior written approval of the other.

                  22. Miscellaneous. (a) This Agreement shall bind the successors and assigns of the Client and the Custodian.

                  (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law rules and to the extent not preempted by federal law. The Custodian and the Client hereby irrevocably submit to the exclusive jurisdiction of any New York State court or any United States District Court located in the State of New York in any action or proceeding arising out of this Agreement and hereby irrevocably waive any objection to the venue of any such action or proceeding brought in any such court or any defense of an inconvenient forum.

                  (c) The names "Schwab Capital Trust" and "Trustees of Schwab Capital Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Schwab Capital Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interest holders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of units of interest of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.


                  In witness whereof, the parties hereto have set their hands as of the date first above written.

                                         SCHWAB CAPITAL TRUST

                                         By:      /s/ William J. Klipp
                                         Name:    William J. Klipp
                                         Title:   Executive Vice President and
                                                  Chief Operating Officer

                        Address for record:       c/o Charles Schwab Investment
                                                  Management, Inc.
                                                  101 Montgomery Street
                                                  San Francisco, CA  94104
                                                  Attn:  Secretary

Accepted:

MORGAN STANLEY TRUST COMPANY

By:      /s/ Giacomo Federico
         Authorized Signature

                                                                     APPENDIX 1

                              Account Documentation



         REQUIRED DOCUMENTATION FOR CORE CUSTODIAL SERVICES (INCLUDING TAX RECLAIMS):

         CUSTODY AGREEMENT

         CLIENT SERVICES GUIDE (INCLUDING APPENDICES)

         FEE SCHEDULE / BILLING GUIDE

         GENERAL ACCOUNT INFORMATION

         US TAX AUTHORITY DOCUMENTATION

         LOCAL TAX OFFICE LETTER / APPLICATION LETTER
         (NON-UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

         FORM 6166 / REQUEST FOR FOREIGN CERTIFICATION FORM
         (UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

         CERTIFICATION OF BENEFICIAL OWNERSHIP, LEGAL NAME, LEGAL RESIDENCY, TAX STATUS AND TAX IDS

         TAX RECLAIM POWER OF ATTORNEY

         PREVIOUS TAX RECLAIM FILING INFORMATION
         (PREVIOUS FILERS, ONLY)

         UK TAX AUTHORITY DOCUMENTATION

         SOPHISTICATED INVESTOR (ACCREDITED INVESTOR) LETTER
         (UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

         DOCUMENTATION THAT IS REQUIRED FROM AN ENTITY CLASSIFIED AS TAX-EXEMPT BY ITS LOCAL TAX AUTHORITY:

         UK FORM 4338
         (EXEMPT NON-UNITED KINGDOM-RESIDENT BENEFICIAL OWNERS, ONLY)

         UK FORM 309A
         (EXEMPT UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

         FOREIGN EXEMPTION LETTERS / APPLICATION FOR AUSTRALIAN EXEMPTION LETTER (EXEMPT BENEFICIAL OWNERS, ONLY)

         DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL USE THE PROXY VOTING
         SERVICE:

         VOTING POWER OF ATTORNEY

         DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL DEAL IN CERTAIN
         SECURITIES:

         JGB INDEMNIFICATION LETTER

         KOREAN SECURITIES POWER OF ATTORNEY

         NEW ZEALAND 'APPROVED ISSUER LEVY' LETTER

         SPANISH POWER OF ATTORNEY WITH APOSTILE

                                                                      APPENDIX 2

                                 Client Accounts



Account Name                                 Account Number                     Account Mnemonic
------------                                 --------------                     ----------------


1.       Schwab International Index Fund        000-42986                         SIIF

2.       Schwab Small-Cap Index Fund            000-43001                         SCIF

3.       Schwab Asset Director - High
         Growth Fund                            000-42988                         ADHG

4.       Schwab Asset Director - Balanced
         Growth Fund                            000-42989                         ADBG

5.       Schwab Asset Director -
         Conservative Growth Fund               000-42990                         ADCG

6.       Schwab OneSource Portfolios
         International                          000-42992                         SOPI

7.       Schwab OneSource Portfolios
         Growth Allocation                      000-42993                         SOPG

8.       Schwab OneSource Portfolios
         Balanced Allocation                    000-42994                         SOPB

APPENDIX 3

Part 1 - Authorized Signatures


The Custodian is directed to accept and act upon Authorized Instructions received from any of the following individuals in accordance with resolutions approved by the Board of Trustees of Schwab Capital Trust. This list of individuals may be amended from time to time by written notice to the Custodian.

                        Officers of Schwab Capital Trust

                               Charles R. Schwab
                              Timothy F. McCarthy
                                William J. Klipp
                                Stephen B. Ward
                                  Frances Cole
                                 Tai-Chin Tung
                                  David H. Lui
                              Christina M. Perrino
                                Karen L. Seaman


     Employees of Charles Schwab & Co., Inc. and Charles Schwab Investment
                                Management, Inc.

                Vicky Aguila                    Monya Manning
                Walter Beveridge                Frederick Potts
                Bing Chan                       Andrea Regan
                Patrick Conway                  Mary Richards
                Jack Gazzola                    Ruby Robinson
                Durwin Hom                      Rodan St. James
                Geri Hom                        Amy Treanor
                Joanne Larkin                   Jeffrey Tumolo
                Derek Lockrem                   Karen Wiggan-Norton
                Linda Klingman                  Judy Wolfe
                Joseph H. Kupferschmidt         Sonia Yiu
                Cynthia Liu

Authorized by:  /s/ Frances Cole
                Frances Cole
                Secretary
                Schwab Capital Trust

PART II - SYSTEM USER ID NUMBERS


PROFILE I:        FEDERATED STAFF PROFILE
(4)               USERS:   ESW1870:  Julie Quigley
                           ESW1885:  Greg Podgorski
                           ESW1886:  Dave Marsh
                           ESW1887:  Elaine Dawes


ACCOUNTS ACCESS:

Reports:       SIIF   SCIF   ADHG   ADBG   ADCG   SHGP   SOPI   SOPG   SOPB

Trades:        SIIF   SCIF   ADHG   ADBG   ADCG   SHGP   SOPI   SOPG   SOPB


          TE       FX     CA     ME     TD     SL     MA     MC     MF     INQ

          N        N      N      N      N      N      N      N      N      Y



PROFILE 2:        INVESTMENT MANAGEMENT STAFF PROFILE
(6)               USERS:   ESW1892:  Sonia Yiu
                           ESW1893:  Geri Hom
                           ESW1894:  Jeff Tumolo
                           ESW1895:  Patrick Conway
                           ESW1896:  Andrea Regan
                           ESW1897:  Joe Kupferschmidt


ACCOUNTS ACCESS:

Reports:       SIIF   SCIF   ADHG   ADBG   ADCG   SHGP   SOPI   SOPG   SOPB

Trades:        SIIF   SCIF   ADHG   ADBG   ADCG   SHGP   SOPI   SOPG   SOPB


          TE       FX     CA     ME     TD     SL     MA     MC     MF     INQ

          N        N      Y      Y      N      N      N      N      N      Y


--------------------------------------------------------------------------------
                                                MORGAN STANLEY GLOBAL SECURITIES
Hong Kong   London   Luxembourg   Mumbai  New York  San Francisco  Sydney  Tokyo

PROFILE 3:        INVESTMENT MANAGEMENT STAFF PROFILE
(6)               USERS:   ESW1892:  Judy Wolfe
                           ESW1893:  Nelly Sit
                           ESW1894:  Durwin Hom
                           ESW1895:  Bing Chan
                           ESW1896:  Vicky Aguila
                           ESW1897:  Rodan St. James


ACCOUNTS ACCESS:

Reports:       SIIF   SCIF   ADHG   ADBG   ADCG   SHGP   SOPI   SOPG   SOPB

Trades:        SIIF   SCIF   ADHG   ADBG   ADCG   SHGP   SOPI   SOPG   SOPB


          TE       FX     CA     ME     TD     SL     MA     MC     MF     INQ

          N        N      Y      Y      N      N      N      N      N      Y


LEGEND:

TE:      Trades
FX:      Foreign Exchange Entry
CA:      Cash Movements
ME:      Multiple Cash Entry
TD:      Time Deposit and Repos
SL:      Securities Lending
MA:      Mass Client Trade Authorization
MC:      Mass Client Cash Authorization
MF:      Mass Client Foreign Exchange Authorization
INQ:     Inquiry Functions *

* Please note Inquiry Functions includes the following:
         Trade Inquiry
         Trade Settlement Status
         Trade Entry Status
         FX/Cash Movement/Time Deposit Status
         Pricing Inquiry
         Products Inquiry
         Stock Record Inquiry
         Journal Inquiry
         Income Inquiry


TRADES PROFILE             REPORTS PROFILE
MTSW1TPF                   MTSW1RPF
MTSW2TPF                   MTSW2RPF
MTSW3TPF                   MTSW3RPF


--------------------------------------------------------------------------------
                                                MORGAN STANLEY GLOBAL SECURITIES
Hong Kong   London   Luxembourg   Mumbai  New York  San Francisco  Sydney  Tokyo

                                    EXHIBIT A
                                  SUBCUSTODIANS


    Australia                       Westpac Banking Corporation
    Austria                         Creditanstalt-Bankverein
    Belgium                         Banque Brussels Lambert S.A.
    Canada                          Toronto Dominion Bank
                                    Royal Bank of Canada *
    Denmark                         Den Danske Bank
    Finland                         Merita Bank
    France                          Banque Indosuez
    Germany                         Dresdner Bank AG
    Hong Kong                       Hongkong and Shanghai Banking Corporation
    Indonesia                       Hongkong and Shanghai Banking Corporation
    Italy                           Citibank N.A., Milan Branch
    Japan                           The Bank of Tokyo-Mitsubishi Limited
    Malaysia                        OCBC Bank (Malaysia) Berhad
    Netherlands                     ABN AMRO Bank N.V.
    New Zealand                     ANZ Banking Group (New Zealand) Limited
    Norway                          Den Norske Bank
    Philippines                     Hongkong and Shanghai Banking Corporation
    Singapore                       Overseas-Chinese Banking Corporation Limited
    Spain                           Banco Santander
    Sweden                          Svenska Handelsbanken
    Switzerland                     Bank Leu Limited
    Thailand                        Standard Chartered Bank
    United Kingdom                  Barclays Bank PLC

                                    EXHIBIT B
                                  DEPOSITORIES

Australia                  Clearing House Electronic Subregister System
Austria                    Osterreiche Kontrollbank
                           Euroclear ***
Belgium                    Caisse Interprofessionelle de Depots et de Virements de Titres
                           Euroclear ***
Canada                     The Canadian Depository for Securities
Denmark                    Vaerdipapircentralen
                           Euroclear ***
Finland                    Euroclear ***
France                     Societe Interprofessionelle pour la Compensation des Valeurs Mobilieres
Germany                    Deutscher Kassenverein AG
Hong Kong                  Central Clearing and Settlement System
Indonesia                  Kustodian Depositari Efek Indonesia
Italy                      Monte Titoli S.P.A.
                           Banco d'Italia
Japan                      Japan Securities Depository Center
Malaysia                   Malaysian Central Depository
Netherlands                Netherlands Central Institute for Giral Effectenclearing
New Zealand                New Zealand Central Securities Depository
Norway                     Verdipapirsentralen
                           Euroclear ***
Philippines                Philippine Central Depository
Singapore                  Central Depository Pte Ltd.
Spain                      Servicio de Compensacion y Liquidacion de Valores
Sweden                     Vardipapperscentralen
                           Euroclear ***
Switzerland                Schweizerische EffektenGiro AG
Thailand                   Thailand Securities Depository Co. Ltd.
United Kingdom             Central Gilts Office
                           CREST

*** Euroclear - for Eurobonds, Euro-warrants, Global Depository Shares, Country funds

                       AMENDMENT DATED AS OF APRIL 4, 1997
             BETWEEN MORGAN STANLEY TRUST COMPANY (THE "CUSTODIAN")
                     AND SCHWAB CAPITAL TRUST (THE "CLIENT")

         WHEREAS, the Custodian and the Client have entered into a Custody Agreement dated as of April 4, 1997 (as amended from time to time, the "Agreement") for the safekeeping of securities and cash received by the Custodian for the account of the Client;

         WHEREAS, the Client has opened an account with Short-Term Investments Co. in order to invest in their Liquid Assets Portfolio, MSTC Cash Reserves Class (the "Fund");

         WHEREAS, the Client and the Custodian have agreed to enter into this Amendment in order to authorize the Custodian to take certain additional actions on behalf of the Client;

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

         1. Terms defined in the Agreement are used herein with their defined meanings.

         2. Notwithstanding any provisions in the Custody Agreement to the contrary, the Client hereby directs the Custodian to transfer to Client's account #__________________ with the Fund (the "Fund Account"), on a daily basis, any US dollar cash received by the Custodian for the Client's Accounts specified on Schedule I hereto, in excess of the amount deemed necessary to settle Client's cash and securities transactions. If the US dollar cash received by the Custodian on the Client's behalf is not adequate to settle such transactions, the Client hereby authorizes the Custodian to cause shares to be redeemed from Client's Fund Account in amounts necessary to settle such transactions.

         3. The Client hereby authorizes the Custodian to provide to Fund Management Company ("FMC"), an agent on behalf of the Fund, such information with respect to the Client as may be required by applicable laws and regulations or as may be reasonably requested by FMC and approved by the Client in writing.

         4. The Client acknowledges that the Custodian has entered into a Shareholder Service Agreement with FMC on behalf of the Fund for certain administrative services the Custodian provides to the Fund. The Custodian receives a fee for such services as set forth in the Prospectus of the Fund under "Annual Portfolio Operating Expenses, 12b-1 Fees."

         5. The Client confirms that any decision to invest in the Fund is solely a decision of the Client and the Client has not relied on the Custodian for any investment advice. The Client confirms further that the Custodian is not exercising any discretionary authority with respect to the Client's investments in the Fund.

         6. Except as expressly amended hereby, all terms and provisions of the Agreement shall continue to be in full force and effect. This Amendment shall be construed in accordance with the applicable laws of the State of New York. This Amendment may be executed by one or both of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.


MORGAN STANLEY TRUST COMPANY


By:      /s/ Peter A. Needham
         Name:    Peter A. Needham
         Title: Principal and Treasurer

SCHWAB CAPITAL TRUST


By:      /s/ William J. Klipp
         Name:  William J. Klipp
         Title: Executive Vice President
         and Chief Operating Officer

                                                                      SCHEDULE 1

                                 CLIENT ACCOUNTS

Account Name                                         Account Number             Account Mnemonic
------------                                         --------------             ----------------
1.    Schwab International Index Fund                000-42986                          SIIF

2.    Schwab Small-Cap Index Fund                    000-43001                          SCIF

3.    Schwab Asset Director - High Growth            000-42988                          ADHG
      Fund

4.    Schwab Asset Director - Balanced               000-42989                          ADBG
      Growth Fund

5.    Schwab Asset Director - Conservative           000-42990                          ADCG
      Growth Fund

6.    Schwab OneSource Portfolios -                  000-42992                          SOPI
      International

7.    Schwab OneSource Portfolios -                  000-42993                          SOPG
      Growth Allocation

8.    Schwab OneSource Portfolios -                  000-42994                          SOPB
      Balanced Allocation